Exhibit 10.2 MEMORANDUM OF AMENDMENTS TO THE ROCKWELL AUTOMATION, INC. 2000 LONG-TERM INCENTIVES PLAN, AS AMENDED (April 6, 2005)

1.	Amend Section 4 of the Plan to delete in its entirety paragraph (e) regarding stock purchase awards and to redesignate paragraphs (f) and (g) as paragraphs (e) and (f), respectively.

2.	Amend Section 5(a) of the Plan to delete the provision regarding stock purchase awards, consistent with the amendment to Section 4 above, to read in its entirety as follows:

5(a). Subject to the adjustment provisions of Section 9, the number of shares of Stock which may be delivered upon exercise of Options or upon grant or in payment of other Awards under the Plan shall not exceed 24 million, and the number of those shares which may be delivered upon grant or in payment of all Awards other than Options and SARs shall not exceed 4 million. In addition, (i) no more than 4 million shares of Stock shall be granted in the form of Restricted Stock; and (ii) SARs shall be granted with respect to no more than 100,000 shares of Stock. For purposes of applying the limitations provided in this Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards.

3.	Amend Section 5(b) of the Plan to delete the provision regarding stock purchase awards, consistent with the amendment to Section 4 above, to read in its entirety as follows:

5(b). Subject to the adjustment provisions of Section 9, no single Participant shall receive, in any fiscal year of the Corporation, Awards in the form of (i) Options with respect to more than that number of shares of Stock determined by subtracting from 2,500,000 the number of shares of Stock with respect to which Options or options to purchase Stock under any other plan of the Corporation or a Subsidiary have been granted to such Participant during the immediately preceding four fiscal years of the Corporation; and (ii) Restricted Stock for more than that number of shares of Stock determined by subtracting from 1,000,000 the number of shares of Stock granted as Restricted Stock or as restricted stock under any other plan or program of the Corporation or a Subsidiary to such Participant during the immediately preceding four fiscal years of the Corporation.